SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-USX-DELHI GROUP

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                12/16/97            4,000            19.9250
                                12/11/97           10,000-           19.8000
                                12/11/97           10,000            19.7825
               THE GABELLI CAPITAL ASSET FUND
                                12/16/97           10,000            19.9250
          GAMCO INVESTORS, INC.
                                12/16/97            2,000            19.7500
                                12/15/97           50,500            19.7432
                                12/15/97           28,000            19.7500
                                12/12/97            9,700            19.6875
                                12/11/97            1,300            19.6875























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


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